Exhibit 99.1

PBYA Subsidiary Disco Learning Media Reiterates Strong Recovery Post COVID

Austin, TX July 9, 2021 /PRNewsire/, Disco Learning Media Inc (Disco), a subsidiary of ProBility Media Corp, (OTCPK: PBYA), an education company building the first full-service training and career advancement brand for the skilled trades, has confirmed continuation of existing contracts with Itron, Inc. (NASDAQ: ITRI), State of Texas and University of Texas on various projects.

Disco’s partnership with ITRI includes an educational collaboration to host Resourcefulness, a new interactive experience authored by Dr. Michael E. Webber, inside PBS LearningMedia. The educational materials include standards-aligned videos, interactive games, and lesson plans for middle and high school students. The contract with ITRI extends through the end of 2024.

The goal of Resourcefulness in PBS LearningMedia is to introduce students to different cross-cutting issues at the core of the relationship between energy and water.

“We’re proud to continue our partnership with ITRI and appreciate their deep commitment to supporting energy literacy for learners all around the world. Disco is thrilled to play a key role in developing, producing, and managing these engaging and inspiring STEM resources that help link students to career pathways in the energy industry, and also helps them create a more resourceful world,” says Juan Garcia, President of Disco Learning Media. “And, with more businesses around the world coming back online, we’re also pleased that new prospects and growth are on the horizon. Based on our successful track record, we’re already seeing more opportunities for collaboration beyond our current portfolio of award-winning STEM programs.”

Disco has also been working with The State of Texas on various projects for a number of years. Currently, Disco is in the middle of a multi-year contract to expand energy education for K-12 schools across the state.

In addition, Disco has multiple contracts with The University of Texas Petroleum and Geosystems Engineering department and the multi-university Top Energy Training program. These projects include management of various digital assets and curriculum.

About Disco Learning Media

Disco Learning Media specializes in eCourse development, program management, and consulting. The company also offers instructional design and media production services. Their mission is to enhance learning experiences through integrated design and data. With over 20 years of media production and educational design experience, their vision is to create a fundamental shift in teaching and learning through innovative, high quality educational products.

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About ProBility Media Corp.

ProBility Media Corp. is an industrial education and training technology company headquartered in Coconut Creek, Florida, offering education online and in person programs including training in a variety of vocational industries. ProBility is executing a disruptive strategy of defragmenting the education and training marketplace by offering high quality training courses and materials to prepare the workforce for excellence. ProBility services customers from the individual to the small business to the enterprise level corporation. For more information, visit http://www.ProBilityMedia.com.

Forward-Looking Statements

This Press Release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by such statements. The Company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information included in this Press Release including such forward-looking statements, except as required by federal securities laws.

Investor Relations Contact:

ProBility Media Corp.

info@probilitymedia.com

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